UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2025, the Board of Directors (the “Board”) of Warner Bros. Discovery, Inc. (the “Company”) adopted a resolution to increase the size of the Board to fourteen directors, effective immediately following the Company’s 2025 Annual Meeting of Stockholders, as permitted under the Company’s Second Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws.

Following the future increase in the size of the Board and in accordance with the procedures set forth in the Company's Second Restated Certificate of Incorporation, on March 31, 2025, the Board appointed Anton Levy to the Board. Mr. Levy’s appointment will be effective immediately following the 2025 Annual Meeting of Stockholders. Mr. Levy’s initial term will run until the Company’s 2026 Annual Meeting of Stockholders. The Board determined, after considering all of the facts and circumstances, that Mr. Levy will qualify as an "independent director" as defined by the NASDAQ listing rules.

Mr. Levy is currently an Advisory Director at General Atlantic, a leading global investor with more than $103 billion in assets under management. Mr. Levy began his career at General Atlantic in 1998 and has held a number of senior leadership roles, including serving as Co-President and Chairman of Global Technology until January 2025 and on the firm’s Investment, Portfolio and Executive Committees. Mr. Levy brings significant investing experience and an exceptional track record of value creation to the WBD Board, having led many of General Atlantic’s most notable investments in leading technology companies, such as Airbnb, Alibaba Group, Crowdstrike, Facebook, Klarna AB, Mercado Libre, Slack, Snapchat, Squarespace and Uber.

No arrangements exist between Mr. Levy and any other person pursuant to which he was selected as a director. Except as otherwise described in this paragraph, there are no transactions in which Mr. Levy has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Levy will be compensated for his services on the Board pursuant to the compensation program for non-employee directors described in the Company’s proxy statement dated April 19, 2024 for the Company’s 2024 Annual Meeting of Stockholders, except that the stock retainers granted in 2025 will be $240,000 and the cash retainers will be $105,000, in accordance with the changes implemented by the Board to the compensation program for all non-employee directors following the Company’s 2024 Annual Meeting of Stockholders.

Item 7.01. Regulation FD Disclosure

On March 31, 2025, the Company issued a press release announcing Mr. Levy’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Warner Bros. Discovery, Inc., dated March 31, 2025
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: March 31, 2025	By:	/s/ Tara L. Smith
Tara L. Smith
Executive Vice President and Corporate Secretary